                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                Amendment No. 3
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 14, 1997

                         Transworld HealthCare, Inc.
             (Exact name of Registrant as specified in its charter)


                                   New York
                (State or other jurisdiction of incorporation)



         1-11570                                         13-3098275
(Commission File Number)                    (I.R.S. Employer Identification No.)


75 Terminal Avenue, Clark, New Jersey                      07066
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code (908) 340-1144


                        Transworld Home HealthCare, Inc.
         (Former name or former address, if changed since last report.)



The registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed on or about January 22, 1997 as set forth in the pages attached hereto: Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  The following are filed as part of this Form 8-K/A:

                                                                                    Page
                                                                                     No.
                                                                                    ----
            (a)   Financial Statements of Health Management, Inc. As a
                  result of the amended filings by Health Management, Inc. on
                  June 6, 1997 of its Annual Report on  Form 10-K/A for the
                  fiscal year ended April 30, 1996 and its Quarterly Report
                  on Form 10-Q/A for the three and nine months ended
                  January 31, 1997 the required financial statements are hereby substituted for the financial statements contained in
                  Amendment No. 2.

                  Years Ended April 30, 1996, 1995 and 1994

                  Report of Independent Certified Public Accountants                  3

                  Consolidated Balance Sheets as of April 30, 1996
                  and 1995                                                            4

                  Consolidated Statements of Operations for the Years
                  Ended April 30, 1996, 1995 and 1994                                 5

                  Consolidated Statements of Stockholders' Equity for
                  the Years Ended April 30, 1996, 1995 and 1994                       6

                  Consolidated Statements of Cash Flows for the Years
                  Ended April 30, 1996, 1995 and 1994                                 7

                  Notes to Financial Statements                                       9

                  Report of Independent Certified Public Accountants                 34

                  Schedule II - Valuation and Qualifying Accounts and Reserves       35

                  Nine Months Ended January 31, 1997

                  Condensed Consolidated Balance Sheets as of
                  January 31, 1997 (Unaudited) and April 30, 1996                    36

                  Condensed Consolidated Statements of Operations for
                  the Three and Nine Months Ended January 31, 1997
                  and 1996 (Unaudited)                                               38

                  Condensed Consolidated Statements of Cash Flows
                  for the Nine Months Ended January 31, 1997 and 1996
                  (Unaudited)                                                        39

                  Condensed Consolidated Statement of  Stockholders' Equity
                   for the Nine Months Ended January 31, 1997                        40

                  Notes to Financial Statements (Unaudited)                          41

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Health Management, Inc. and Subsidiaries
Buffalo Grove, Illinois

We have audited the consolidated balance sheets of Health Management, Inc. and Subsidiaries as of April 30, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Management, Inc. and Subsidiaries at April 30, 1996 and 1995 and the results of their operations and cash flows for each of the three years in the period ended April 30, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 7 to the accompanying consolidated financial statements, the Company is not in compliance with the provisions of certain loan agreements and is the defendant in significant litigation. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Notes 1 and 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

Mitchel Field, New York
July 22, 1996, except for Note 4(a)
 which is as of July 26, 1996

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                                     CONSOLIDATED BALANCE SHEETS


====================================================================================================================================
 April 30,                                                                                     1996                       1995
------------------------------------------------------------------------------------------------------------------------------------
 ASSETS (NOTE 4(A))
 CURRENT:
    Cash and cash equivalents                                                           $ 3,280,195                 $4,562,712
    Accounts receivable, less allowance for doubtful accounts of
       approximately $10,070,000 and $7,998,000                                          36,457,199                 31,339,809
    Inventories                                                                           6,800,820                  7,787,661
    Tax refund receivable (Note 6)                                                        8,037,030                  1,827,000
    Deferred taxes (Note 6)                                                               1,807,000                  3,133,300
    Prepaid expenses and other                                                              655,358                  1,163,541
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL CURRENT ASSETS                                                              57,037,602                 49,814,023
 IMPROVEMENTS AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND
    AMORTIZATION (NOTES 3 AND 4)                                                          3,825,974                  2,136,062
 GOODWILL (NOTE 2)                                                                       34,008,496                 35,464,260
 OTHER                                                                                    1,043,607                  1,275,775
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        $95,915,679                $88,690,120
====================================================================================================================================
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT:
    Accounts payable                                                                    $20,714,836                $12,329,991
    Accrued unusual charges (Note 5)                                                      3,559,000                          -
    Accrued expenses                                                                      1,526,119                  1,862,407
    Current maturities of long-term debt (Note 4)                                        28,746,028                 23,135,267
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL CURRENT LIABILITIES                                                         54,545,983                 37,327,665
 LONG-TERM DEBT, LESS CURRENT MATURITIES (NOTE 4)                                         4,006,077                  3,191,123
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL LIABILITIES                                                                 58,552,060                 40,518,788
------------------------------------------------------------------------------------------------------------------------------------
 COMMITMENTS AND CONTINGENCIES (NOTE 7)
 STOCKHOLDERS' EQUITY (NOTE 8):
    Preferred stock - $.01 par value - shares authorized 1,000,000;
       issued and outstanding, none                                                               -
    Common stock - $.03 par value - shares authorized 20,000,000;
       issued and outstanding 9,328,240 and 9,316,017                                       279,848                    279,481
    Additional paid-in capital                                                           38,138,771                 38,019,510
    Retained earnings (deficit)                                                          (1,055,000)                 9,872,341
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL STOCKHOLDERS' EQUITY                                                        37,363,619                 48,171,332
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        $95,915,679                $88,690,120
====================================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF OPERATIONS

====================================================================================================================================
 Year ended April 30,                                                1996                      1995                       1994
------------------------------------------------------------------------------------------------------------------------------------
 REVENUES                                                    $158,859,638               $88,456,028                $44,249,516

 COST OF SALES (INCLUDING UNUSUAL CHARGES OF
   $2,840,000 IN 1996) (NOTE 5)                               120,223,528                63,708,021                 28,643,460
------------------------------------------------------------------------------------------------------------------------------------
       Gross profit                                            38,636,110                24,748,007                 15,606,056
------------------------------------------------------------------------------------------------------------------------------------
 OPERATING EXPENSES:

    Selling                                                     4,649,697                 2,898,208                  1,847,197

    General and administrative                                 24,324,490                10,648,792                  5,428,342

    Provision for doubtful accounts (Note 5)                   14,714,606                 7,978,189                  1,781,000

    Unusual charges (Note 5)                                    5,600,000                         -                          -
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL OPERATING EXPENSES                                49,288,793                21,525,189                  9,056,539
------------------------------------------------------------------------------------------------------------------------------------
 INCOME (LOSS) FROM OPERATIONS                                (10,652,683)                3,222,818                  6,549,517

 INTEREST EXPENSE                                              (2,717,155)                 (269,316)                   (88,215)

 INTEREST INCOME                                                   37,651                   333,077                    290,341
------------------------------------------------------------------------------------------------------------------------------------
       INCOME (LOSS) BEFORE INCOME TAXES                      (13,332,187)                3,286,579                  6,751,643

 INCOME TAXES (NOTE 6)                                         (2,404,846)                1,340,391                  2,750,685
------------------------------------------------------------------------------------------------------------------------------------
       NET INCOME (LOSS)                                     $(10,927,341)               $1,946,188                 $4,000,958
====================================================================================================================================
 EARNINGS (LOSS) PER SHARE OF COMMON STOCK
  - primary                                                        $(1.16)                     $.21                       $.54
====================================================================================================================================
  - fully diluted                                                  $(1.16)                     $.21                       $.53
====================================================================================================================================
 WEIGHTED AVERAGE SHARES OUTSTANDING
  - primary                                                     9,414,500                 9,408,300                  7,383,040
====================================================================================================================================
  - fully diluted                                               9,414,500                 9,420,816                  7,593,465
====================================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                       THREE YEARS ENDED APRIL 30, 1996 (NOTE 8)
================================================================================


                                                           Common Stock                                                    Unearned
                                                          $.03 Par Value                                                  Restricted
                                                      ------------------------  Additional Paid-in   Retained Earnings     Stock
                                                      Shares            Amount        Capital            (Deficit)      Compensation
------------------------------------------------------------------------------------------------------------------------------------
 BALANCE, MAY 1, 1993                                 6,076,063        $182,281        $5,647,475         $3,925,195      $       -
    Common stock issued upon exercise of stock
       options                                            2,833              85            12,663                  -              -
    Common stock issued upon exercise of stock
       warrants                                          40,330           1,210           216,572                  -              -
    Common stock issued upon conversion of
       subordinated debentures                          357,145          10,715           364,288                  -              -
    Common stock issued upon public offering          2,000,000          60,000        21,922,258                  -              -
    Common stock issued upon acquisition of Murray
       Group                                            617,060          18,512         7,676,230                  -              -
    Restricted stock issued to consultants               11,000             330           113,795                  -       (114,125)
    Compensation under restricted stock                       -               -                 -                  -         57,060
    Net income for the year ended April 30, 1994              -               -                 -          4,000,958              -
------------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 1994                              9,104,431         273,133        35,953,281          7,926,153        (57,065)
    Common stock issued upon acquisition of:
       Pharmaceutical Marketing Alliance                 20,000             600           242,775                  -              -
       Maryland Pharmacies                              108,757           3,263         1,356,112                  -              -
    Common stock issued upon exercise of stock
       warrants                                          78,996           2,370           424,208                  -              -
    Common stock issued upon exercise of stock
       options                                            2,833              85            24,414                  -              -
    Common stock issued to directors                      1,000              30            18,720                  -              -
    Compensation under restricted stock                       -               -                 -                  -         57,065
    Net income for the year ended April 30, 1995              -               -                 -          1,946,188
------------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 1995                              9,316,017         279,481        38,019,510          9,872,341              -
    Common stock issued upon exercise of stock
       options                                           12,223             367           119,261
    Net loss for the year ended April 30, 1996                                                           (10,927,341)
------------------------------------------------------------------------------------------------------------------------------------
 BALANCE, APRIL 30, 1996                              9,328,240        $279,848       $38,138,771       $ (1,055,000)     $       -
====================================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                        (NOTE 9)

================================================================================

 Year ended April 30,                                                         1996                  1995                 1994
------------------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                 ($10,927,341)           $1,946,188           $4,000,958
    Adjustments to reconcile net income (loss)
       to net cash used in operating activities:
       Depreciation and amortization                                     2,127,400               846,869              453,149
       Provision for doubtful accounts receivable                       14,714,606             7,978,189            1,781,000
       Deferred taxes                                                    1,326,300            (2,516,300)            (701,315)
       Write-off of improvements and equipment                             263,563
       Write-off of goodwill                                               552,432
       Write-off of organizational costs                                   134,161
       Loss from disposition of rental equipment                                 -               287,287                    -
       Compensation under restricted stock                                       -                57,065               57,060
       Common stock issued to director                                           -                18,750                    -
    Increase (decrease) in cash flows from changes in
       operating assets and liabilities, net of effects of
       purchase of CPMB and other acquisitions in 1995 and
       Murray Group in 1994:
         Accounts receivable                                           (19,831,996)          (16,706,549)          (9,624,966)
         Tax refund receivable                                          (6,210,030)           (1,827,000)                   -
         Inventories                                                       986,841            (1,826,911)             205,220
         Prepaid expenses and other                                        508,183              (976,058)            (205,307)
         Other assets                                                       98,008              (239,758)            (249,281)
         Accounts payable                                                8,384,845             4,870,054               99,675
         Accrued unusual charges                                         3,559,000                     -                    -
         Accrued expenses                                                 (336,288)              396,332              203,075
         Income taxes payable                                                                 (1,759,590)             280,467
------------------------------------------------------------------------------------------------------------------------------------
       NET CASH USED IN OPERATING ACTIVITIES                            (4,650,316)           (9,451,432)          (3,700,265)
------------------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash used in acquisition of CPMB                                      (324,366)          (20,630,212)                   -
    Cash used in acquisition of Murray Group                                     -                     -           (7,500,000)
    Other acquisitions                                                           -            (2,167,500)            (250,000)
    Collection of receivable from the seller of
      Murray Group                                                               -             1,444,426                    -
    Capital expenditures                                                (1,491,722)             (948,368)            (565,815)
    Proceeds from sale of rental equipment                                       -               214,598                    -
------------------------------------------------------------------------------------------------------------------------------------
       NET CASH USED IN INVESTING ACTIVITIES                            (1,816,088)          (22,087,056)          (8,315,815)
------------------------------------------------------------------------------------------------------------------------------------

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                        (NOTE 9)
================================================================================

 Year ended April 30,                                                      1996                  1995                       1994
------------------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt                                     16,450,000            23,000,000                          -
    Principal payments on long-term debt                            (11,000,000)                    -                          -
    Net payment on capital leases                                      (385,741)             (123,357)                   (44,202)
    Decrease in bank loan - net                                               -                     -                   (200,000)
    Proceeds from issuance of common stock                                    -                     -                 21,982,258
    Cash paid for deferred borrowing fees                                     -              (722,000)                         -
    Proceeds from exercise of warrants                                        -               426,578                    217,782
    Proceeds from exercise of options                                   119,628                24,499                     12,748
------------------------------------------------------------------------------------------------------------------------------------
       NET CASH PROVIDED BY FINANCING
          ACTIVITIES                                                  5,183,887            22,605,720                 21,968,586
------------------------------------------------------------------------------------------------------------------------------------
 NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                       (1,282,517)           (8,932,768)                 9,952,506
 CASH AND CASH EQUIVALENTS, BEGINNING OF
     YEAR                                                             4,562,712            13,495,480                  3,542,974
------------------------------------------------------------------------------------------------------------------------------------
 CASH AND CASH EQUIVALENTS, END OF YEAR                             $ 3,280,195            $4,562,712                $13,495,480
====================================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

1.   BASIS OF PRESENTATION
     AND SUMMARY OF
     ACCOUNTING POLICIES

     ORGANIZATION AND           The  consolidated  financial   statements  include  Health   Management,  Inc.  (formerly   Homecare
     PRINCIPLES OF              Management,  Inc.) (the  "Company"), (a  Delaware corporation),  its wholly-owned  subsidiaries Home
     CONSOLIDATION              Care Management,  Inc. (HMI-NY), HMI Pennsylvania, Inc., HMI Retail Corp. Inc., Health Reimbursement
                                Corp., HMI PMA Inc., HMI  Maryland Inc., and HMI Illinois, Inc.  All  material intercompany accounts and transactions have been eliminated in consolidation.


     BASIS OF PRESENTATION      The Company's consolidated financial  statements have been presented on a going concern basis, which contemplates  the realization of  assets and  satisfaction of  liabilities in  the normal  course of
                                business.   As more fully discussed  in Note 4, the Company  is in violation of  its loan agreements resulting in the related  debt being classified as current liabilities.  The Company and its lenders have agreed to  a forbearance period  during which management  intends to attempt  to arrange for  a
                                refinancing of the  current debt.   Also,  as described in  Note 7,  the Company is  a defendant  in significant litigation  and is the  subject of an investigation  by the Enforcement  Division of the
                                Securities  and Exchange  Commission.   These matters  raise substantial  doubt about  the Company's ability to continue as  a going concern.  The  consolidated financial statements do not  include any adjustments that might result from the outcome of this uncertainty.

     USE OF ESTIMATES           In  preparing  financial statements  in conformity  with  generally accepted  accounting principles,
     AND CONCENTRATION          management is required  to make estimates and assumptions that affect the reported amounts of assets and  liabilities and  the  disclosure  of contingent  assets  and liabilities  at  the  date of  the
                                financial statements and  revenues and expenses during  the reporting period.   Actual results could
                                differ from those estimates.

                                Approximately 46%  of the  Company's revenues  are currently  attributable to  sale of  two products
                                which are  manufactured solely by  one pharmaceutical manufacturer.   If the Company  were unable to
                                purchase these two products, its results of operations would be materially and adversely affected.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     CREDIT RISK                Financial  instruments  which potentially  subject  the Company  to  concentrations  of credit  risk consist principally of  temporary cash  investments, tax-exempt obligations  and trade  receivables.
                                The Company  places its temporary cash  investments with high credit  quality financial institutions
                                and limits the amount  of credit exposure  to any one  financial institution.   At times, such  cash
                                investments exceed  the Federal Deposit Insurance  Corp. insurance limit.   Concentrations of credit
                                risk with  respect to trade receivables  are limited due to  the diverse group of  patients whom the
                                Company services. No  single customer accounted for a  significant amount of the Company's  sales in
                                the years  ended April 30, 1996,  1995 and 1994.   Approximately 44%,  40% and 35% of  the Company's
                                revenues are  reimbursed under arrangements with  Federal and State medical  assistance programs for the years ended April 30, 1996, 1995,  and 1994.  At April 30, 1996 and 1995, approximately 43%, and
                                36% of the  Company's accounts receivable are  from Federal and  State medical assistance  programs.
                                The  Company  establishes an  allowance for  doubtful accounts  based  upon factors  surrounding the credit risk of specific customers, historical trends and other information.

     INVENTORIES                Inventories are valued  at the lower of cost  or market. Cost is determined by  the first-in, first-
                                out  method (FIFO).  Inventories  are principally  comprised  of prescription  and  over-the-counter drugs.

     REVENUE RECOGNITION        Revenues are recognized  on the date services and related products  are provided to patients and are recorded at amounts estimated to be received  from patients or under reimbursement arrangements with third party payors.

     CASH AND CASH              The  Company considers all highly  liquid investments with  a maturity of three  months or less when
     EQUIVALENTS                purchased to be cash equivalents.

     IMPROVEMENTS AND           Improvements  and  equipment are  stated  at cost.  Depreciation  of equipment  and  amortization of
     EQUIPMENT                  leasehold  improvements are computed  over the estimated  useful lives of  the assets and  the lease term,  respectively,  ranging  from 3  to  7 years  for  equipment  and 13  years  for improvements.
                                Accelerated methods (double declining balance  method)  are used for both book and  tax purposes for all  classes of assets  except for  leasehold improvements which  are amortized  using straight line method.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          GOODWILL AND OTHER    Goodwill represents the  excess of the  purchase price over  the fair value  of net assets  acquired
          LONG-LIVED ASSETS     through  business  combination, accounted  for  as purchases  (see  Note 2)  and  is amortized  on a straight-line basis over the  estimated period to be benefitted  - thirty years.  During  the fiscal year ended April 30, 1996, the  Company elected the early adoption  of SFAS No. 121 "Accounting  for the Impairment  of Long-Lived Assets  and for Long-Lived  Assets to be Disposed  of."  Prior  to the
                                adoption  of SFAS No.  121, the carrying  value of goodwill  was reviewed periodically  based on the projected gross profits of the businesses acquired over the remaining amortization period.

                                In accordance  with SFAS  No. 121  the  carrying value  of long-lived  assets will  be reviewed  for impairment whenever events or changes  in circumstances indicate that the carrying amount may not be
                                recoverable.    The amount  of impairment is  computed based on the  excess of the  asset's carrying
                                value  over its  fair value  under SFAS 121.   Long-lived  assets acquired  in business combinations
                                accounted  for using  the purchase  method includes the  goodwill that  arose in  those transactions allocated  on  a pro  rata  basis  using the  relative  fair  values of  the  long-lived  assets and identifiable  intangibles acquired at the acquisition  date.  Based on  the Company's analysis under
                                SFAS  No. 121,  the Company  believes that,  other than  the write-off  of  goodwill related  to the
                                Pharmaceutical Marketing Alliance acquisition (see Note 2) totalling $553,000, no  impairment of the carrying value of its long-lived assets  inclusive of allocated goodwill existed at April  30, 1996.
                                The Company's analysis  at April 30, 1996 has  been based on an estimate of  future undiscounted net
                                cash  flows.    Should  the  results  forecasted  not  be achieved,  future  analyses  may  indicate insufficient future  undiscounted net  cash flows  to recover the  carrying value  of the  Company's long-lived assets inclusive  of allocated goodwill,  in which case  SFAS No.  121 would require  the carrying value of such assets to be written down to fair value if lower than carrying value.

          INCOME TAXES          Deferred taxes  are recorded to  reflect the temporary  differences in the  tax bases of  assets and liabilities  and  their  reported  amounts  in  the  financial  statements.  The differences  relate principally to the allowance for doubtful accounts and unusual charges.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     EARNINGS PER SHARE         Earnings per  share are computed on  the basis of the  weighted average number of  common shares and common  stock equivalents  outstanding during  the year.  Fully diluted  earnings per  share results mainly from  considering the shares  issuable upon  the conversion of  the convertible  subordinated debentures and adjusting the net income by adding back  the after-tax effect of the interest expense thereon.

     FAIR VALUE OF              The carrying  amounts  of certain  financial instruments,  including cash,  accounts receivable  and
     FINANCIAL                  accounts  payable, approximate fair value as of April  30, 1996 because of the relatively short-term
     INSTRUMENTS                maturity  of these  instruments.   The  carrying  value  of long-term  debt,  including the  current portion, approximates  fair value  as of April  30, 1996  based upon  the borrowing rates  currently available to the Company for bank loans with similar terms and average maturities.

     STOCK-BASED                The Financial  Accounting Standards Board Issued  Statement of Financial Accounting  Standard Number
     COMPENSATION               123  "Accounting  for Stock-Based  Compensation" ("SFAS  Number 123")  in  October 1995.   Statement
                                Number  123  encourages companies  to  recognize expense  for  stock options  and  other stock-based
                                employee  compensation plans  based on  their fair  value at  the date  of grant.   As  permitted by
                                Statement  Number 123, the  Company plans to continue  to apply its  current accounting policy under
                                APB Opinion Number 25 "Accounting for Stock Issued to Employees" in 1996 and future years, and  will provide disclosure  of the pro  forma impact on  net income  and earnings per  share as if  the fair value-based method had been applied.

2.   ACQUISITIONS               (a)    On March  31, 1995,  HMI Illinois, a wholly-owned subsidiary of the Company, acquired certain assets  subject  to certain  liabilities  of  Caremark  Inc.'s  Clozaril  Patient  Management
                                       Business ("CPMB").   The aggregate purchase price was approximately $23,260,000 consisting of
                                       $20,060,000  in cash provided by bank financing, a  $200,000 escrow deposit, and a $3,000,000 five year subordinated note with an annual interest rate of 8% payable semi-annually.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                       The acquisition  has been accounted  for by the  purchase method of  accounting. The purchase price has been  allocated to the assets acquired based  on the estimated fair  values of each asset and liability. The purchased  assets consist primarily of inventory and  equipment. The excess  of  purchase  price  over  fair  value  of  the  assets  acquired  was  approximately
                                       $22,860,000.

                                       The unaudited pro-forma condensed combined  statement of income for the year  ended April 30,
                                       1995 giving effect to the acquisition of CPMB by the Company as  if it had occurred as of the beginning of the year is as follows:


                                                      Year ended April 30,                                                   1995
                                                      ------------------------------------------------------------------------------
                                                                                                                (In thousands)
                                                      Revenues                                                           $133,178
                                                      ------------------------------------------------------------------------------

                                                      Income                                                               $6,237
                                                      ------------------------------------------------------------------------------

                                                      Net income                                                           $3,505
                                                      ------------------------------------------------------------------------------
                                                      Earnings Per Share

                                                        Primary                                                              $.37

                                                        Fully Diluted                                                        $.37
                                                      ------------------------------------------------------------------------------


                                       Pro-forma adjustments  included  in  the pro-forma  condensed combined  statement  of  income consisted  of  amortization  of  goodwill  of  $666,000,  interest  expenses  of  $2,340,000, allowance for doubtful accounts of $634,000 and increase in cost of sales of $500,000.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                (b)    On  February 6,  1995,  the Company  acquired substantially  all  of the  assets,  subject to certain liabilities, of two specialty pharmacies located in Maryland.  Immediately  following this acquisition,  the Company  contributed all of  the acquired assets,  subject to  assumed liabilities,  to HMI, Maryland, Inc., a  newly formed subsidiary wholly-owned  by the Company
                                       ("HMI-Maryland").     The  aggregate   purchase  price  for  the   two  specialty  pharmacies
                                       approximated  $3,172,000 and consisted of $1,812,500 in cash and cash equivalents and 108,757 newly-issued  shares  of common  stock  of  the  Company discounted  at  25%  and  valued  at
                                       $1,359,500.

                                       The acquisition  has been accounted for  by the purchase  method of accounting.  The purchase price has been  allocated to the assets  acquired based on  the estimated fair value  of each asset. The  excess  of purchase  price  over  fair  value of  the  assets  was  approximately
                                       $2,454,000.

                                (c)    On June 16, 1994, the Company acquired  certain assets of Pharmaceutical Marketing  Alliance,
                                       Inc. (PMA) for a total purchase price of $598,375 which is comprised of cash  of $355,000 and
                                       20,000  shares  of  common  stock.  Immediately  following  this  acquisition,  the   Company
                                       contributed all of the acquired  assets, subject to assumed  liabilities to HMI-PMA, Inc.,  a newly-formed wholly-owned subsidiary.  The Company  also entered into a three-year employment agreement with three employees of PMA at an aggregate of $225,000 per annum.

                                       The  operations of HMI-PMA were  closed during fiscal year  1996.  Costs associated with this
                                       closure,  including  write-off  of  goodwill  of  $553,000  and  termination  of   employment
                                       agreements were  recorded in  the year ended April  30, 1996.  The write-off and  the related charges were part of the $3,600,000 charge discussed in Note 5.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                (d)    On  April 1,  1994,  the Company  acquired  substantially all  of  the net  assets  of Murray
                                       Pharmacy,  Inc. and  Murray  Pharmacy  Too, Inc.  (collectively  "Murray Group"),  for  total consideration of up to $16,195,000, comprised  of cash of $7,500,000, 617,060 shares of  non-
                                       registered common stock  of the Company, discounted  at 25% and  valued at $7,695,000, and  a
                                       $1,000,000 earn-out based on performance of the companies  for the year ended April 30, 1995.
                                       The $1,000,000  earn-out was  not recorded because  the specified performance  level was  not achieved.

                                       In connection with  the acquisition, the Company entered  into employment agreements with the two shareholders of  the Murray Group.  The Company  also entered into  leases for  buildings owned by the two Murray Group's shareholders (see Note 6(a)).

                                       The acquisition  has been accounted for  by the purchase  method of accounting.  The purchase price has  been allocated to  the assets acquired based  on the estimated fair  value of each
                                       asset. The purchased  assets consist primarily  of accounts  receivable and  inventory.   The
                                       excess  of  purchase price  over  the fair  value of  the  assets acquired  was approximately
                                       $10,100,000.



                                 As a  result of  the above acquisitions,  total excess  of purchase price  in excess  of net assets acquired are as follows:

                                               April 30,                                                   1996              1995
                                               -------------------------------------------------------------------------------------
                                               Goodwill resulting from acquisition of:

                                               CPMB                                                 $22,860,251       $22,535,855

                                               Maryland pharmacies                                    2,453,959         2,453,959

                                               PMA                                                            -           581,507

                                               Murray group                                          10,099,860        10,099,860

                                               Other                                                    250,000           250,000
                                               -------------------------------------------------------------------------------------
                                                                                                     35,664,070        35,921,181
                                               Less: accumulated amortization                         1,655,574           456,921
                                               -------------------------------------------------------------------------------------
                                                                                                    $34,008,496       $35,464,260
                                               =====================================================================================


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   IMPROVEMENTS AND                      Improvements and equipment consist of the following:
     EQUIPMENT
                                           April 30,                                                       1996              1995
                                           -----------------------------------------------------------------------------------------
                                           Furniture and equipment                                   $2,380,978        $1,575,503

                                           Transportation equipment                                     104,090            88,906

                                           Computer equipment                                         2,689,619           777,133

                                           Leasehold improvements                                       365,743           491,108
                                           -----------------------------------------------------------------------------------------
                                                                                                      5,540,430         2,932,650

                                           Less accumulated depreciation and
                                                        amortization                                  1,714,456           796,588
                                           ----------------------------------------------------------------------------------------
                                                                                                     $3,825,974        $2,136,062
                                           =========================================================================================


4.   LONG-TERM DEBT                         Long-term debt consists of the following:

                                                 April 30,                                                  1996               1995
                                           -----------------------------------------------------------------------------------------
                                           Term loan (a)                                             $18,000,000        $21,000,000

                                           Revolving credit (a)                                       10,350,000          2,000,000

                                           Subordinated note payable (b)                               3,000,000          3,000,000

                                           Capitalized leases and notes payable
                                             requiring monthly payments of $42,252
                                             including assumed interest ranging from
                                             3.2% to 21%, collateralized by equipment
                                             with a book value of $1,354,708.                          1,402,105            326,390
                                           -----------------------------------------------------------------------------------------

                                                                                                      32,752,105         26,326,390

                                                 Less current maturities                              28,746,028         23,135,267
                                           -----------------------------------------------------------------------------------------
                                                                                                     $ 4,006,077        $ 3,191,123
                                           =========================================================================================


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              (a)    On  April 4, 1995, the Company borrowed $21,000,000 on a term loan to fund the cash portion of
                                     the acquisition of CPMB (Note 2(a)).   The term loan bears interest at a rate of .5% above the
                                     Alternative Base  Rate (as defined  by the Credit Agreement  and was 8.75% at  April 30, 1996)
                                     and  is convertible  into Eurodollar  loans.   The principal  was payable  over five  years in
                                     quarterly installment payments  of $750,000 through  March 31, 1996; $1,000,000  through March
                                     31, 1997, $1,250,000 through March 31, 1999 and $1,000,000 through March 21, 2000.

                                     The  Credit Agreement  provided  for  a revolving  credit  facility  of up  to  $15,000,000,
                                     including up  to a $1,000,000  letter of credit  facility.   This agreement had  an original
                                     expiration  date of  March  1997.   Borrowings  under  this facility  bear  interest at  the
                                     Alternative Base  Rate  (as  defined  in  the Credit  Agreement)  and  is  convertible  into
                                     Eurodollar loans.  At  April 30, 1996, the Company had borrowings  under this line of credit of $10,350,000 bearing interest at 8.25% on $6,350,000 and 7.5% on $4,000,000.

                                     The term loan and  the revolving credit  facility are collateralized  by an assignment of  a security interest in all assets of the Company and its subsidiaries.

                                     The  agreements  contains   restrictions  relating  to  the  payment  of  dividends,  liens, indebtedness, investments and capital expenditures.  In addition, the Company  must maintain certain financial ratios and a  minimum net worth. As  a result of the matters  discussed in
                                     Note 7(d) and  the unusual charges  described in  Note 5, the  Company was  in violation  of
                                     certain  provisions of the  Credit Agreement.   Accordingly,  all borrowings under  the term
                                     loan and the revolving credit facility are classified as current.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                      On  July  26, 1996,  the  Company  and the  lenders  under  the agreements  entered  into  a
                                      forbearance agreement covering  the period from July  26, to November 15, 1996.   Under this
                                      agreement, the lenders agreed  subject to certain conditions, to forbear from exercising any of  their legal,  contractual or  equitable rights  of  remedies in  respect of  any  of the existing events of  default during the  above forbearance period  and the Company agreed  to certain revised financial covenants and  reporting requirements.  The  forbearance agreement also  reduced  the  availability  under  the  revolving  credit  facility  to a  maximum  of
                                      $1,500,000 over the borrowings currently outstanding.

                                      Concurrently, the  Company engaged National Westminster Bank PLC  ("Nat West") to act as its
                                      financial  advisor  to explore  a  variety of  strategic  and financial  alternatives.   The
                                      Company requires additional financing to  remedy the default condition of its term  loan and
                                      borrowings  under revolving  credit  facility.   In order  to  satisfy such  obligations the
                                      Company may consider engaging in a public or private  offering of securities of the Company.
                                      There is no assurance that such financing can be obtained.

                                (b)   In connection  with the  CPMB acquisition  (see Note 2(a)),  the Company  is obligated  on a
                                      $3,000,000  unsecured  subordinated note,  bearing  interest at  an  annual rate  of  8% and maturing March 31, 2000.

                                      As a result of the restatement  of the Company's April 30, 1995 financial statements and the provision  of  unusual  charges (see  Note  5), the  Company  did not  meet  certain  of the
                                      financial ratios as  required by the note.    As a result, the note became  convertible into
                                      the  Company's  common stock  upon  notice  received  from  the holder  of  the  note.   The
                                      conversion price is based upon the average closing  price of the Company's common stock  for the  ten trading days  immediately proceeding the conversion  date and the  ten trading days
                                      immediately subsequent to  the conversion date.   The Company  has not received notice  from
                                      the noteholder for conversion.



                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                              The  maximum amount  of short-term borrowings  outstanding during  the years ended April  30, 1996,
                              1995 and  1994  was $10,350,000  $2,300,000 and  $2,000,000,  respectively.   The  average  amounts
                              outstanding  for the  years ended  April 30,  1996,  1995 and  1994 were  $7,696,000,  $592,000 and
                              $796,000, respectively.   The average borrowing rates were 8.37%, 8.875% and 7% for the years ended
                              April 30, 1996, 1995 and 1994, respectively.

                              Long term debt matures as follows:


                              Year ended April 30,
                              -----------------------------------------------------------------------------------------------------
                                   1997                                                              $28,746,028

                                   1998                                                                  377,771

                                   1999                                                                  315,873

                                   2000                                                                3,245,162

                                   2001                                                                   67,271
                              -----------------------------------------------------------------------------------------------------
                                                                                                     $32,752,105
                             ======================================================================================================


5.   Unusual Charges         The following charges were incurred during the year ended April 30,
     And Other Charges       1996:




                             Included in costs of sales:
                                . Write-off of medical device inventory (a)                          $2,840,000
                             ======================================================================================================


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                             Included in the provision for doubtful accounts:

                                . Additional provision reflecting a change in the
                                  estimation of the allowance for doubtful accounts (b)              $8,400,000
                             ======================================================================================================

                                Unusual charges:

                                . Cost associated with organizational consolidation and
                                  other cost reduction programs (c)                                   3,600,000

                                . Professional fees related to the Company's litigation and restatement of fiscal 1995 financial statements (see Note
                                  7(d))                                                               2,000,000
                              -----------------------------------------------------------------------------------------------------
                                                                                                     $5,600,000
                             ======================================================================================================


                             (a)    Through January 31,  1996, the Company purchased approximately $3.5 million of medical device inventory under  a purchase  agreement  which provided  for a  total purchase  commitment  of approximately $5.4 million  in return for an  exclusive right to distribute in the  home care
                                    market.   A substantial  portion of  the $3.5  million was purchased  during the  nine months ended January 31, 1996.

                                    This  device was originally  targeted for use  in the  multiple sclerosis market  but was not being utilized  in  the  treatment  of  such  condition  because  of  the  concerns  of  drug manufacturers and physicians  that the  device could affect  the molecular  stability of  the drug being administered.  The  lack of acceptance of such device  was conclusively identified during the third quarter of fiscal 1996.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    As a result, in January  1996, the Company notified the manufacturer of  this device that the
                                    Company would cease further purchase of such product.   The Company also negotiated a  return
                                    agreement whereby the manufacturer of the  device purchased back the inventory in return  for the forgiveness  of $322,000 payable to the manufacturer  from the Company and payment to the
                                    Company of  $338,000.  Accordingly,  the Company wrote down  its medical device  inventory by
                                    $2,840,000.

                             (b)    The Company had an evaluation of its allowance  for doubtful accounts completed in the  third
                                    quarter of fiscal 1996,  using a statistical sampling approach to its receivables.   Based on
                                    the result of this sampling, the Company  concluded that its allowance for doubtful  accounts
                                    was understated  by  $8.4 million.   Accordingly,  the Company  provided  an additional  $8.4
                                    million allowance  during the quarter ended January 31, 1996 when  it revised its estimate of the required allowance for doubtful accounts.

                             (c)    The  organizational  consolidation  costs  include  termination  benefits  accrued  totalling
                                    $1,271,000 related  to the  Company's January  1996 plan of  termination of  approximately 30 employees  as part of the consolidation of  the Company's accounting and executive offices in
                                    Buffalo  Grove, Illinois.   Through April 30, 1996,  $545,000 of such  benefits had been paid leaving a balance of $726,000.

                                    The  remaining  organizational  consolidation  costs  and  other  cost  reduction   programs,
                                    totalling $2,329,000 can be summarized as follows:

                                    Estimated lease termination costs                                     $766,000
                                    Write off of PMA goodwill                                              553,000
                                    Write off of PMA and New York fixed assets                             397,000
                                    Write off of deferred financing costs                                  613,000
                                                                                                        ----------
                                                                                                        $2,329,000
                                                                                                        ==========

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                    Estimated lease  termination costs represent the  lease expense for the  remaining lease term
                                    of the  New  York headquarters  which  is  to be  closed.   The  write  off of  PMA  goodwill
                                    represents the carrying  value of goodwill  of HMI-PMA (see Note  2(c)), which was  closed in
                                    fiscal 1996.   The write off of PMA  and New York fixed assets represents  the net book value
                                    of leasehold improvements  of PMA and the New  York headquarters to be closed.   Write off of
                                    deferred financing  costs represents deferred  financing costs resulting  from the  Company's
                                    April 1995 term loan and credit agreement under which the Company is currently in default.

                                    Through April  30, 1996, write-off  of fixed assets,  goodwill and related  long lived assets amounted to $950,000, leaving a balance of $1,379,000.

                                    The  above remaining liabilities of $726,000 and  $1,379,000 and the unpaid professional fees of $1,454,000 as of April 30, 1996 were included in accrued unusual charges,  the majority of which are expected to be paid within the year ended April 30, 1997.



6.   INCOME TAXES            The income tax expenses (benefits) are comprised of the following:

                              Year ended April 30,                        1996            1995            1994
                              -------------------------------------------------------------------------------------------------
                              Current:
                                 Federal                           $(4,398,902)     $2,793,223      $2,640,000
                                 State and local                       667,756       1,063,468         812,000
                              -------------------------------------------------------------------------------------------------
                                                                    (3,731,146)      3,856,691       3,452,000
                              -------------------------------------------------------------------------------------------------
                              Deferred
                                 Federal                               989,000      (1,851,000)       (580,000)
                                 State and local                       337,300        (665,300)       (121,315)
                              -------------------------------------------------------------------------------------------------
                                                                     1,326,300      (2,516,300)       (701,315)
                              -------------------------------------------------------------------------------------------------
                              Total income taxes                   $(2,404,846)     $1,340,391      $2,750,685
                              =================================================================================================

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                             The following reconciles the federal statutory tax rate with the actual effective rate:

                             Year ended April 30,                        1996            1995            1994
                             ----------------------------------------------------------------------------------
                             Statutory rate                               (34%)            34%             34%
                             Increase (decrease) in tax rate
                                resulting from:
                                State and local taxes, net of
                                  federal benefit                           5%              7               7
                                Change in deferred tax assets
                                  valuation allowance                      11%              -               -
                             ----------------------------------------------------------------------------------
                             Effective rate                               (18%)            41%             41%
                             ==================================================================================

                             Deferred tax assets (liabilities) consist of the following:

                             April 30,                                                    1996             1995
                             ----------------------------------------------------------------------------------
                             Deferred tax assets resulting from:
                                Allowance for doubtful accounts                     $4,532,000       $3,163,000
                                Unusual charges                                        535,000                -
                             Deferred tax liability - difference in carrying
                                value of goodwill for book and tax                    (734,000)         (29,700)
                             ----------------------------------------------------------------------------------
                                                                                     4,333,000        3,133,300
                             Valuation allowance                                    (2,526,000)               -
                             ----------------------------------------------------------------------------------
                                                                                    $1,807,000       $3,133,300
                             ==================================================================================

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                              A valuation allowance for the deferred tax  assets was provided because of uncertainty as to future realization of the deferred tax assets (exclusive  of the remaining carryback benefit) as  a result of the substantial doubt about the Company's ability to continue as a going concern.

                              As of April 30, 1996,  the Company recorded a $8,037,030 tax  refund receivable, which consisted of
                              $1,344,000 of  tax refund receivable from amended 1995 tax  returns as a result  of the restatement of  fiscal 1995  financial statements,  $2,530,030 of  excessive estimate  taxes  paid in  1996 and
                              $4,163,000 estimated refund claim due to 1996 net operating loss carryback.


7.    COMMITMENTS AND         (a)  LEASES
      CONTINGENCIES

                                   The  Company  leases its  offices,  warehouse  and retail  pharmacies  under operating  leases expiring  at various  times  through August  2002.  The  Company also  leases  data processing
                                   equipment under agreements which  expire at  various times through  2000.   These leases  have
                                   been classified as capital leases (Note 3).

                                   As  of  April  30,  1996,  future  net   minimum  lease  payments  under  capital  leases  and
                                   noncancellable operating lease agreements are as follows:
                                                                                                Capital              Operating
                                  -----------------------------------------------------------------------------------------------
                                                      1997                                        $416,241          $1,296,629

                                                      1998                                         389,908           1,088,500
                                                      1999                                         312,249             765,575
                                                      2000                                         227,870             680,728
                                                      2001                                          68,405             177,447
                                                      Thereafter                                         -              97,654
                                  -----------------------------------------------------------------------------------------------
                                  Total minimum lease payments                                   1,414,673           4,106,533
                                  Less amounts representing interest                               179,803                   -
                                  -----------------------------------------------------------------------------------------------
                                  Net minimum lease payments                                    $1,234,870          $4,106,533
                                  ===============================================================================================

                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                               Rent  expense  for the  years  ending April  30,  1996, 1995,  and 1994  amounted  to $1,544,788,
                               $364,448 and $252,534, respectively  which included rent expense for  the buildings owned by  the two Murray  Group shareholders amounted to $106,400, $106,410 for  the years ended April 30, 1996 and 1995.


                             (b)   RETIREMENT PLAN

                                   Effective  August 1,  1990,  the Company  established  a 401(K)  plan  for eligible  salaried employees. The  contribution for any participant  may not exceed statutory  limits. After one year  of employment, the Company will match  40% of each employee participant's contributions up  to  the first  5%  of  compensation. The  total  matching  contributions charged  against operations amounted  to $178,844,  $71,281 and $22,935  for the years  ended April  30, 1996,
                                   1995 and 1994.


                             (c)   EMPLOYMENT AGREEMENTS

                                   The  Company has  in effect employment  agreements with  certain key  officers and employees,
                                   which expire  at various  dates through  May, 1999.   Total salaries  under these  agreements
                                   amount to approximately $900,000 annually.



                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (d)   LITIGATION

                                   (1)   The Company and  certain of its past and current directors and officers  have been named as defendants  in eleven  class action  securities fraud  lawsuits filed  in the  United
                                         States  District Court  for the  Eastern District  of New  York. These  lawsuits will be consolidated shortly into one  action. These actions allege claims under Sections  10(b)
                                         and  20(a)  of  the  Securities  and  Exchange Act  of  1934,  arising  out  of  alleged misrepresentations  and omissions  by  the  Company in  connection with  certain  of its
                                         disclosure  statements.   These actions  purport to  represent a  class of  persons  who purchased the Company's  common stock during a period ending February 27, 1996, the date the  Company  announced  that  it  would  have  to  restate  certain  of  its  financial
                                         statements.   These actions seek  unspecified monetary damages reflecting the decline in the trading price  of the Company's  stock that  allegedly resulted  from the  Company's
                                         February 1996  announcements.  Pursuant to  the  proposed  Order of  Consolidation,  the
                                         Company will not  be required  to answer or  otherwise move in  the consolidated  action until thirty days after it is served with  an amended consolidated complaint, which  has not yet been served on the Company.

                                         Certain of the  Company's current and former officers  and directors have  been named as defendants, and  the Company has been  named as a nominal  defendant, in a  consolidated derivative action filed in  the United States District Court for the Eastern District of
                                         New  York.   The consolidated action  alleges claims  for breach  of fiduciary  duty and
                                         contribution  against  the  individual  director  defendants  arising  out   of  alleged
                                         misrepresentations  and  omissions  contained  in certain  of  the  Company's  corporate
                                         filings,  as more  fully  alleged in  the above-described  class  action lawsuit.    The
                                         consolidated action seeks unspecified monetary damages on  behalf of the Company as well
                                         as declaratory  and  injunctive  relief.   Pursuant  to  the  Stipulation and  Order  of
                                         Consolidation,  the  Company  is  not required  to  answer  or  otherwise  move  in  the consolidated action  until sixty days  after it is  served with  an amended consolidated complaint, which has not yet been served on the Company.



                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                   The Company's auditors  have been named as a defendant,  and the Company has been  named as a  nominal defendant,  in a  derivative lawsuit  filed in the  Supreme Court  for the
                                   State of New York,  County of New York.   The  complaint against the Company's  auditors
                                   alleges  claims  for  misrepresentations  and  omissions  contained  in  certain  of the
                                   Company's corporate filings. The complaint  seeks unspecified monetary damages on behalf of the Company as well  as declaratory and injunctive relief.  Pursuant to  stipulation, the Company's time to answer or otherwise move against  the complaint in this action has been indefinitely adjourned.

                                   The enforcement division of  the Securities and Exchange  Commission has a  formal order of investigation relating  to matters arising out  of the Company's public  announcement on  February 27,  1996 that the Company  would have to restate  its financial statements for  prior periods as a result  of certain accounting  irregularities and the Company is fully  cooperating  with  this  investigation  and  has  responded  to  the commission's requests for documentary evidence.

                             (2)   The  Company has been named  as a defendant  in an action  pending in  the United States
                                   District  Court  for  the  Eastern  District  of  New  York  entitled   Bindley  Western
                                   Industries,  Inc. vs. Health Management  Inc., 96 Civ.  2330 (ADS).   The action alleges
                                   claims for  breach of contract and  accounts stated arising out  of a dispute  regarding
                                   payments for  certain goods.   The action  seeks damages in the  amount of $3,187,157.35
                                   together  with  interest,  costs  and  disbursements.    The  Company  has  answered the
                                   complaint,  complied with  its automatic  disclosures  obligations  and has  reduced the accounts payable to approximately $2,600,000 as of July 26, 1996.



                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                             (3)   On  April 3,  1995,  American  Preferred Prescription,  Inc. ("APP")  filed  a complaint against the Company, Preferred Rx,  Inc., Community Prescription Services and Sean Strub
                                   in the New York  Supreme Court for tortious  interference with existing  and prospective contractual relationships, for  lost customers and business opportunities resulting from allegedly slanderous  statements and  for allegedly  false  advertising and  promotions.
                                   Four separate causes  of actions are  alleged, each  for up to  $10 million in  damages.
                                   APP had  previously filed a similar  suit in the United  States Bankruptcy  Court of the
                                   Eastern  District  of New  York,  which  was  dismissed and  the  court  abstained  from exercising jurisdiction.  The Company has answered the  complaint and counterclaimed for libel  and slander  predicated upon a  false press  release issued  by APP  and added as defendants the  principals of APP. By  stipulation dated January  29, 1996, the  Company discontinued  its  counterclaim against  APP  and  its  third-party  claims against  the
                                   principals  of APP.   In addition,  by motion  dated March 12,  1996, APP moved,  in the
                                   Supreme  Court of the  State of  New York,  to amend its  complaint to  add, among other things,  a cause  of  action  against  the Company  alleging  that  a proposed  plan  of reorganization  presented by  the Company  to the Bankruptcy  Court in  APP's bankruptcy
                                   case was based on fraudulent financial statements.   The motion also seeks to  amend the
                                   state court complaint to  add certain other defendants.   These proposed  defendants, by
                                   notice  of  removal dated  March  22,  1996,  removed  the state  court  action  to  the
                                   Bankruptcy Court of the Eastern District  of New York.   By motion dated April 2,  1996,
                                   APP requested that the Bankruptcy Court remand the action  to the State Court, which the
                                   Bankruptcy Court granted.   HMI opposed the motion to  amend the complaint in the  State
                                   Court.  The  motion is currently  pending before  the State Court.   Management believes
                                   APP's suit against  it to be without merit, intends to defend  the proceeding vigorously and  believes the  outcome  will not  have a  material adverse  effect on  the Company's results of operations or financial position.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                         On or about August  4, 1995, APP commenced an action  in the Supreme Court of the  State of New York, County  of Nassau, against a former  APP employee who is currently employed by  the  Company,  and Charles  Hutson,  Susan  Hutson  and  Hutson  Consulting Services
                                         (collectively,  the  "Hutsons").   The  Company  is not  named  as a  defendant  in this
                                         lawsuit.   The complaint in this action  alleges, among other  things, that the employee provided  to the  Hutsons, who  formed and  subsequently discontinued a  joint marketing venture  with APP, confidential information  which was disclosed  to competitors of APP.
                                         On September  1, 1995,  the Hutsons removed  the action  to the Bankruptcy  Court.   The
                                         employee answered the complaint on December 27, 1995.  No depositions have taken  place,
                                         nor  have any  documents been produced.   APP moved to  remand this case  to the Supreme
                                         Court for  the County of Nassau.   In a  hearing which took place  before the Bankruptcy
                                         Court on June  27, 1996,  the Bankruptcy Court preliminary  ruled to grant APP's  remand motion, but provided the Hutsons a further opportunity  to submit a written response  to the motion.

                                   The  Company is presently  unable to determine  the possible outcome  and costs of  the final
                                   resolution  of the  litigation discussed  above.   Accordingly,  it  has not  provided for  a
                                   possible loss.   The resolution of these matters could have  a material adverse effect on the
                                   Company's financial position and future results of operations in the near term.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.    CAPITAL TRANSACTIONS   (a)   PUBLIC OFFERINGS

                                   On November 18, 1993, the  Company completed a secondary public offering of  2,000,000 shares of stock at $12.00  per share.  Proceeds from this offering, net  of expenses of the offering of $2,017,742, were $21,982,258.

                             (b)   OPTIONS AND WARRANTS

                                   Stock options and warrants activities are shown below:

                                                             Omnibus       Incentive
                                                         Incentive Stock  Stock Option                Directors'
                                                         Option Plan (1)    Plan (2)     Warrants     Options (3)
                                   ----------------------------------------------------------------------------------
                                   Shares covered            1,000,000       50,000       130,662        26,000
                                   ----------------------------------------------------------------------------------
                                   Outstanding at May 1,
                                   ----------------------------------------------------------------------------------
                                     1993                            -       12,221       130,662             -

                                     Granted                   420,000        2,500             -        19,000
                                     Exercised                       -       (2,833)      (40,330)            -
                                     Cancelled                       -         (833)            -             -
                                   ----------------------------------------------------------------------------------
                                   Outstanding at April
                                     30, 1994                  420,000       11,055        90,332        19,000
                                     Granted                   132,500            -             -         4,000

                                     Exercised                  (2,000)        (833)      (78,996)            -
                                     Cancelled                       -            -             -             -
                                   ----------------------------------------------------------------------------------
                                   Outstanding at April
                                     30, 1995                  550,500       10,222        11,336        23,000
                                     Granted                   709,000            -             -         3,000
                                     Exercised                 (11,000)      (1,223)            -             -
                                     Cancelled                (309,500)
                                   ----------------------------------------------------------------------------------
                                   Outstanding at April
                                     30, 1996                  939,000        8,999        11,336        26,000
                                   ==================================================================================

                                   At April 30, 1996:
                                   Price range                   $4.98 -       $.90 -                 $10.875 -
                                                                $10.38        $4.50         $5.40     $18.840
                                   Shares exercisable          346,833        8,999        11,336      26,000
                                   Available for grant             -0-        5,669             -           -


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               (1)    On  May  26,  1993 the  Compensation  Committee  authorized  and  on  October 14,  1993,  the stockholders approved the establishment of  an omnibus incentive stock option plan to provide incentives for key  employees and members  of the Board of  Directors. The maximum  number of shares issuable under the plan  is 10% of the outstanding shares up  to 1,000,000 shares. The exercise period for  an option shall not exceed  ten years from the date  of grant, except in the case of  a more than 10% stockholder such period shall not  exceed five years. The option price  per share shall be  not less than  the average market value  or, in the case  of a 10%
                                      stockholder  with respect  to incentive  stock options,  110% of  fair value  on the  date of grant.

                               (2)    On February 16, 1990,  the Company approved  the adoption of an  incentive stock option  plan covering 50,000 common shares. The options are exercisable over a ten year period.

                               (3)    During the years ended April 30, 1996, 1995 and 1994, the Company granted a total  of 19,000,
                                      4,000 and 3,000 options to its outside directors  at an exercise price of $18.84, $16.77, and
                                      $10.875 to $12.088, the market price on the date of the grant, respectively.

                               (4)    Pursuant to a special meeting of the  executive committee of the board of directors on  April
                                      3, 1996, members of  the special committee of the board of  directors were granted a total of
                                      25,000 options and 75,000 stock appreciation rights.

                                      The per share exercise price for the  stock options and appreciation rights is a price  equal to the average closing price of the  shares for the five trading days preceding April 3, 1996 or $4.8375.  The vesting schedule for each of the stock options and stock appreciation rights is one-half upon  the appointment of  the permanent Chief Executive  Officer and one-half  on
                                      May 1, 1997.

                               At April 30, 1996,  shares of the Company's authorized  and unissued common stock were  reserved for issuance upon  exercise of options  and warrants,  which included 1,009,335  shares for  outstanding options and warrants and 5,669 shares for options available for grant.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               (c)    RESTRICTED STOCK

                                      On  May 1,  1993,  the Company  awarded 11,000  shares of  restricted  common stock  to three outside  consultants.  The shares awarded are subject to certain restrictions and forfeiture.
                                      Vesting occurs over a two year period  from the date the shares are awarded.  The shares were recorded  at their  quoted  market  value at  the date  of  grant of  $10.375  per share,  or
                                      $114,125.   The compensation  element related  to the awarding  of such  shares is recognized
                                      ratably over the  two-year restriction period.   Compensation  expense recognized related  to
                                      such shares  for the  years  ended April  30, 1996,  1995 and  1994  were $-0-,  $57,065  and
                                      $57,060, respectively.


9.    SUPPLEMENTAL CASH        (a)    Supplemental disclosures of cash flow information:
      FLOW INFORMATION

                                      Year ended April 30,              1996              1995             1994
                                      ---------------------------------------------------------------------------------------------
                                      (1)  Cash paid for
                                             interest expense     $2,381,667          $174,430          $94,468
                                      (2)  Cash paid for
                                             income taxes         $1,949,491        $7,745,067       $3,157,483

                                (b)   Supplemental disclosures of non-cash investing and financing activities:

                                      (1)    The Company financed $1,361,455 and  $177,286 of new equipment during the  years ended
                                             April 30, 1996 and 1995.

                                      (2)    During the year ended  April 30, 1995, $3,000,000 of the purchase  price of CPMB was a five year subordinated note (Note 2(a)).

                                      (3)    During the  year ended  April  30, 1995,  the Company  issued 128,757  shares of  non-
                                             registered common stock in connection with the  acquisition of Maryland pharmacies and
                                             PMA (Note 2(b) and (c)).

                                      (4)    During  the  year  ended  April  30,  1994,  holders  of  $374,999  of  the  Company's convertible  subordinated  debentures converted  their  debt  into  357,145 shares  of common stock.


                                        HEALTH MANAGEMENT, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                      (5)    During the year ended April 30,  1994, the Company awarded 11,000 shares of restricted common stock to three outside consultants. (Note 7(d)).

                                      (6)    During  the year  ended April  30, 1994,  the Company  issued  617,060 shares  of non-
                                             registered common stock in connection with the Murray acquisition. (Note 2(d)).


10.    QUARTERLY FINANCIAL      The following table summarizes quarterly results:
       INFORMATION
       (UNAUDITED, IN           Year Ended April      First         Second        Third        Fourth
       THOUSANDS, EXCEPT        30, 1996             Quarter       Quarter       Quarter       Quarter       Year
       FOR PER SHARE DATA)      ---------------------------------------------------------------------------------------------
                                REVENUE              $38,294        $39,275       $40,801      $40,490    $158,860
                                GROSS PROFIT          11,761          9,155         7,331*      10,389      38,636
                                INCOME (LOSS)
                                   BEFORE INCOME
                                   TAXES               2,700            239       (16,786)*        514     (13,333)
                                NET INCOME (LOSS)      1,589            139        (9,904)*     (2,751)**  (10,927)
                                EARNINGS (LOSS)
                                PER COMMON SHARE         .17            .01         (1.06)        (.28)      (1.16)

                                Year Ended April      First         Second        Third        Fourth
                                30, 1995             Quarter       Quarter       Quarter       Quarter       Year
                                -----------------------------------------------------------------------------------------------
                                REVENUE:              17,216         20,884        21,982       28,374      88,456
                                GROSS PROFIT:          4,986          6,103         6,813        6,846      24,748
                                INCOME (LOSS)
                                   BEFORE INCOME
                                   TAXES:                545          1,807         2,248       (1,313)      3,287
                                NET INCOME
                                   (LOSS):               304          1,044         1,455         (857)      1,946
                                EARNINGS (LOSS)
                                PER COMMON SHARE         .03            .11           .15         (.09)        .21




                                *      The Company incurred unusual charges of $16,840,000 in the third quarter  of fiscal 1996
                                       (see Note 5).

                                **     The Company provided an  adjustment of $2,526,000 to its valuation  allowance for deferred tax assets in the fourth quarter of fiscal 1996 (see Note 6).


Report of Independent Certified Public Accountants on Financial Statement Schedule


Health Management, Inc. and Subsidiaries
Buffalo Grove, Illinois

The audits referred to in our report dated July 22, 1996, except for
Note 4(a) which is as of July 26, 1996 relating to the consolidated financial statements of Health Management, Inc. and subsidiaries, which is contained in Item 8 of this Form 10-K, included the audit of the accompanying schedule of valuation and qualifying accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

In our opinion such financial statement schedule presents fairly, in all material respects, the information set forth therein.


BDO Seidman, LLP


Mitchel Field, New York

July 22, 1996

                                 Health Management, Inc. and Subsidiaries

                                  Schedule II -- Valuation and Qualifying
                                                    Accounts and Reserves

                                 Balance at            Additions
                                Beginning of          Charged to                               Balance at End of
  Classification                    Year               Operations             Deductions             Year
----------------------------------------------------------------------------------------------------------------
Allowance for doubtful accounts
  Year ended April 30, 1996     $   7,998,000         $ 14,714,000           $12,642,000       $    10,070,000
===============================================================================================================
  Year ended April 30, 1995     $   2,206,000         $  7,978,000           $ 2,186,000       $     7,998,000
===============================================================================================================
  Year ended April 30, 1994     $     925,000         $  1,781,000           $   500,000       $     2,206,000
===============================================================================================================

                            HEALTH MANAGEMENT, INC.
                                AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                             January 31, 1997                   April 30, 1996
                                                             ----------------                   --------------
                                                               (Unaudited)                       (Audited)
CURRENT ASSETS:
Cash and cash equivalents                                      $ 3,121,818                        $ 3,280,195
Accounts Receivable, Less Allowance for
Doubtful Accounts of Approximately
$ 15,829,000 and $10,070,000, respectively                      28,377,209                         36,457,199
Inventories                                                      8,324,892                          6,800,820
Tax Refund Receivable                                            1,327,106                          8,037,030
Deferred Taxes                                                   2,917,000                          1,807,000
Prepaid Expenses and other                                         142,502                            655,358
                                                               -----------                        -----------
TOTAL CURRENT ASSETS                                            44,210,527                         57,037,602

IMPROVEMENTS and EQUIPMENT, Less
Accumulated Depreciation and Amortization                        3,336,870                          3,825,974
GOODWILL                                                        30,766,995                         34,008,496
OTHER                                                              140,938                          1,043,607
                                                               -----------                        -----------
                                                               $78,455,330                        $95,915,679
                                                               ===========                        ===========

           See Notes to Condensed Consolidated Financial Statements

                            HEALTH MANAGEMENT, INC.
                                AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY




                                                                        January 31, 1997           April 30, 1996
                                                                        ---------------            --------------
                                                                          (Unaudited)                 (Audited)
CURRENT LIABILITIES:
Accounts Payable:
     Trade                                                                  4,954,235               20,714,836
     Due to Hyperion                                                       15,329,884                       --
Accrued Unusual Charges and Settlement Costs                                8,507,930                3,559,000
Accrued Expenses                                                            3,205,378                1,526,119
Current Maturities of
Long Term Debt:
     Due to Transworld                                                     28,350,000                       --
     Due to Hyperion                                                        3,000,000                       --
     Other                                                                    359,108               28,746,028
                                                                          -----------              -----------
TOTAL CURRENT LIABILITIES                                                  63,706,535               54,545,983

Long Term Debt, Less Current Maturities                                       645,052                4,006,077
                                                                          -----------              -----------
TOTAL LIABILITIES                                                          64,351,587               58,552,060

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred Stock - $0.01 Par Value:
Shares Authorized - 1,000,000
Issued and Outstanding, none
Common Stock - $0.03 Par Value:
Shares Authorized - 39,000,000
Issued and Outstanding - 18,294,474 and 9,328,240
     shares, respectively                                                     548,834                  279,848
Additional Paid-in Capital                                                 45,957,786               38,138,771

Accumulated Deficit                                                       (32,402,877)              (1,055,000)
                                                                          -----------              -----------

TOTAL STOCKHOLDERS' EQUITY                                                 14,103,743               37,363,619
                                                                          -----------              -----------

                                                                          $78,455,330              $95,915,679
                                                                          ===========              ===========

            See Notes to Condensed Consolidated Financial Statements

                           HEALTH MANAGEMENT, INC.
                               AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)



                                           Three Months Ended                    Nine  Months Ended
                                               January 31,                           January 31,
                                       ---------------------------          -----------------------------
                                           1997            1996                  1997             1996
                                           ----            ----                  ----             ----
Revenues                               $39,767,175     $40,801,405          $120,030,137     $118,370,222
Cost of Sales                           32,904,097      33,469,977            97,225,469       90,122,957
                                      ------------     -----------          ------------      -----------
Gross Profit                             6,863,078       7,331,428            22,804,668       28,247,265
                                      ------------     -----------          ------------      -----------
Operating Expenses:
  Selling                                1,389,916       1,335,396             4,189,665        3,627,031
  General & Administrative               7,670,665       6,669,369            20,031,826       17,660,956
  Provision for Doubtful Accounts       12,063,831       9,837,259            15,492,760       13,267,160
  Unusual Charges                        2,812,720       5,600,000             4,212,720        5,600,000
                                      ------------     -----------          ------------      -----------
Total Operating Expenses                23,937,132      23,442,024            43,926,971       40,155,147

Loss from Operations                   (17,074,054)    (16,110,596)          (21,122,303)     (11,907,882)
Settlement Costs                           175,000              --             7,375,000               --
Interest Expense                         1,290,701         675,594             2,753,932        1,938,456
                                      ------------     -----------          ------------      -----------
Loss Before Income Taxes               (18,539,755)    (16,786,190)          (31,251,235)     (13,846,338)

Income Taxes                               (25,315)     (6,882,546)               96,642       (5,670,954)
                                      ------------     -----------          ------------      -----------
Net Loss                              ($18,514,440)    ($9,903,644)         ($31,347,877)     ($8,175,384)
                                      ============     ===========          ============      ===========
Loss Per Common Share:
  Primary                                   ($1.66)         ($1.06)               ($3.15)          ($0.87)
  Full Diluted                              ($1.66)         ($1.06)               ($3.15)          ($0.87)

Weighted Average  Shares
  Outstanding:
    Primary                             11,161,596       9,384,732             9,939,574        9,399,984
    Fully Diluted                       11,161,596       9,384,732             9,939,574        9,399,984


See Notes to Condensed Consolidated Financial Statements

                            HEALTH MANAGEMENT, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                      For the Nine Months Ended January 31



                                                                                             (Unaudited)

                                                                                1997                      1996
                                                                                ----                      ----
CASH FLOWS FROM OPERATING
     ACTIVITIES:
     Net Loss                                                              ($31,347,877)                 ($8,175,384)
     Adjustments to Reconcile Net Loss to
     Net Cash Used In
     Operating Activities:
     Depreciation and Amortization                                            1,917,835                    1,313,692
     Provision for Doubtful Accounts                                         15,492,760                   13,267,160
     Unusual charges                                                          2,534,634                            -
     Deferred Taxes                                                          (1,110,000)                  (3,795,168)
     Increase (Decrease) in Cash Flows
     From Changes in Operating Assets
     and Liabilities:
     Accounts Receivable                                                     (7,412,770)                 (16,178,070)
     Inventory                                                               (1,524,072)                  (1,909,973)
     Prepaid Expenses and Other                                                 512,856                     (404,357)
     Other Assets                                                               811,169                      518,447
     Accounts Payable                                                          (430,717)                   5,907,519
     Accrued Expenses                                                         1,679,259                    8,153,926
     Accrued Unusual Charges and Settlement Costs                             4,955,930                            -
     Tax Refund Receivable                                                    6,709,924                   (4,270,527)
                                                                             ----------                  -----------


NET CASH USED IN OPERATING ACTIVITIES                                        (7,211,069)                  (5,572,735)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital Expenditures                                                      (630,364)                  (1,575,631)
                                                                             ----------                  -----------
NET CASH USED IN INVESTING ACTIVITIES                                          (630,364)                  (1,575,631)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings (Payments) on Credit Facility                                  (361,025)                   5,925,768
     Principal Payments on Long-Term Debt                                       (36,920)                           -
     Proceeds from Sale of Stock                                              8,081,001                            -
     Proceeds from Exercise of Stock Options                                          -                       57,378
                                                                             ----------                  -----------
NET CASH FROM FINANCING ACTIVITIES                                            7,683,056                    5,983,146
                                                                             ----------                  -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                      (158,377)                  (1,165,220)

Cash and Cash Equivalents, at Beginning of Period                             3,280,195                    4,562,712
                                                                             ----------                  -----------
Cash and Cash Equivalents, at End of Period                                  $3,121,818                  $ 3,397,492
                                                                             ==========                  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash Paid for Interest                                                  $2,826,558                   $1,510,928
     Cash Paid (Refund) for Taxes                                           ($5,005,694)                  $2,099,047





            See Notes to Condensed Consolidated Financial Statements

                           HEALTH MANAGEMENT, INC.
                               AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  For The Nine Months Ended January 31, 1997

                                 (Unaudited)





                                        Common Stock
                                       $.03 Par Value
                                       --------------                Additional
                                                                      Paid-in        Accumulated
                                     Shares       Amount              Capital          Deficit
                                     ------       ------             ----------      -----------
Balance May 1, 1996                9,328,240     $ 279,848          $38,138,771     ($ 1,055,000)

Issuance of Common Shares              1,942            58                6,942

Sale of Common Stock to
Transworld Home Health
  Care, Inc., Net of Expenses      8,964,292       268,928            7,812,073

Net Loss for the Nine
  Months Ended
  January 31, 1997                                                                   (31,347,877)
                                  ----------     ---------          -----------     ------------

Balance, January 31, 1997         18,294,474     $ 548,834          $45,957,786     ($32,402,877)
                                  ==========     =========          ===========     ============


     See Notes to Condensed Consolidated Financial Statements

                            HEALTH MANAGEMENT, INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1: BASIS OF PRESENTATION

The condensed consolidated financial statements include Health Management, Inc., a Delaware corporation, and its wholly-owned subsidiaries, including Homecare Management, Inc., a New York corporation, HMI Pennsylvania, Inc., a Delaware corporation, HMI Retail Corp., Inc., a Delaware corporation, HMI PMA, Inc., a Delaware corporation, Health Reimbursement Corp., a Delaware corporation, HMI Maryland, Inc., a Delaware corporation, and HMI Illinois, Inc., a Delaware corporation (collectively, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern (Note 5).

Certain 1996 amounts have been reclassified to conform to the 1997 presentation.

The condensed consolidated financial statements included herein are unaudited and include all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations of the interim period pursuant to the rules and regulations of the Securities and Exchange
Commission.   Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended April 30, 1996. The results of operations for the interim periods are not necessarily indicative of the operating results for the whole year.

NOTE 2: CONTINGENCIES

The Company, certain of its past and current directors and officers and its outside auditors, BDO Seidman, LLP have been named as defendants in a consolidated class action securities fraud lawsuit filed in the United States District Court for the Eastern District of New York entitled In re Health Management, Inc. Securities Litigation, Master File No. 96 Civ. 0889 (ADS).
The consolidated actions allege claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, arising out of alleged misrepresentations and omissions by the Company in connection with certain of its previous securities filings. The consolidated actions purport to represent a class of persons who purchased the Company's common stock between August 25, 1994 and February 27, 1996, the date the Company announced that it would have to restate certain of its financial statements. The consolidated actions seek unspecified monetary damages reflecting the decline in the trading price of the Company's stock that allegedly resulted from the Company's February 1996 announcements. The Company entered into a Stipulation of Partial Settlement with the plaintiffs' counsel and on September 18, 1996 such Stipulation of Partial Settlement received preliminary court approval (the "Original Settlement"). The Original Settlement provided for, among other things, the payment by the Company of $2,000,000 in cash, the issuance of 2,200,000 shares of Common Stock and warrants to purchase 2,200,000 shares of

Common Stock. As a condition to Transworld Home HealthCare, Inc.'s ("Transworld") obligation to close the Stock Purchase Agreement, preliminary court approval was obtained with respect to a modified settlement providing for a $7,200,000 cash payment in lieu of the consideration provided in the Original Settlement to be paid after the merger is consummated. The $7.2 million is included in settlement costs in the accompanying Condensed Consolidated Statement of Operations for the nine months ended January 31, 1997 (Note 3).
An Amended Stipulation of Partial Settlement to this effect was executed on December 19, 1996 and preliminary approval by the U.S. District Court for the Eastern District of New York thereof was granted on December 20, 1996. The hearing for final approval of the Amended Stipulation of Partial Settlement, which was scheduled for March 14, 1997, was rescheduled to April 11, 1997. In connection with the negotiations between the Company and Transworld regarding further amendments to the Merger Agreement, the Company and Transworld are also renegotiating with the plantiffs in the consolidated stockholder class action to further amend the Stipulation of Partial Settlement to provide for a reduction in the consideration to be paid to the plantiff class.

Certain of the Company's current and former officers and directors, including Messrs. Bergman, Hotte, Clifton and Dimitriadis and Ms. Belloise, have been named as defendants, and the Company has been named as a nominal defendant, in a consolidated derivative action filed in the United States District Court for the Eastern District of New York entitled In re Health Management, Inc. Stockholders' Derivative Litigation, Master File No. 96 Civ. 1208 (TCP). The consolidated action alleges claims for breach of fiduciary duty and contribution against the individual director defendants arising out of alleged misrepresentations and omissions contained in certain of the Company's previous securities filings. The consolidated action seeks unspecified monetary damages on behalf of the Company, as well as declaratory and injunctive relief. An amended consolidated complaint was served on the Company on August 12, 1996. The Company's time to answer or move with respect to the amended consolidated complaint has been extended pursuant to stipulation until May, 1997. The Company has recorded an estimated settlement cost of $175,000 related to this derivative action in the three months ended January 31, 1997 in the accompanying Condensed Consolidated Statement of Operations (Note 3).

BDO Seidman, LLP has been named as a defendant, and the Company has been named as a nominal defendant, in a derivative lawsuit filed in the Supreme Court for the State of New York, County of New York entitled Howard Vogel, et al. v. BDO Seidman, LLP, et al., Index No. 96-603064. The complaint alleges claims for breach of contract, professional malpractice, negligent misrepresentation, contribution and indemnification against BDO Seidman arising out of alleged misrepresentations and omissions contained in certain of the Company's previous securities filings. BDO Seidman was the Company's auditor at the time those filings were made and has continued to serve as such. The complaint seeks unspecified monetary damages on behalf of the Company as well as declaratory and injunctive relief. Pursuant to stipulation, the Company's time to answer or otherwise move against the complaint in this action has been adjourned indefinitely. The Company is unable to make an estimate of the anticipated loss, if any, arising from this suit.

Under the Company's Certificate of Incorporation and Bylaws, certain officers and directors may be entitled to indemnification, or advancement of expenses for legal fees in connection with the above suits. The Company may be required to make payments in respect thereof in the future. The Company and Transworld have been named as defendants in a lawsuit filed on March 11, 1997 in the Chancery Court of the State of Delaware for New Castle County entitled Drew Bergman v. Health Management, Inc. and Transworld Home HealthCare, Inc., CA No 15609NC. The plantiff in that case seeks reimbursement and advancement of legal fees and expenses. A hearing on this matter has not yet been scheduled by the court. The Company is unable to make an estimate of the anticipated loss arising from this suit.

The enforcement division of the Securities and Exchange Commission has a formal order of investigation relating to matters arising out of the Company's public announcement on February 27, 1996 that the Company would have to restate its financial statements for prior periods as a result of certain accounting irregularities and the Company is fully cooperating with this investigation and has responded to the commission's requests for documentary evidence.

As a result of a New York State Medicaid audit, the Company settled with the New York State Department of Social Services regarding certain overpayments to the Company. The Company's liability was approximately $1.4 million, of which approximately $.5 million was held in escrow by the State. The remaining amounts will be paid in installments through November 1998, plus interest. The $1.4 million is included in unusual charges for the nine months ended January 31, 1997 in the accompanying Condensed Consolidated Statements of Operations (Note 3).

NOTE 3: UNUSUAL CHARGES, SETTLEMENT COSTS AND OTHER CHARGES.

The unusual charges, settlement costs and other charges included in the accompanying Condensed Consolidated Statements of Operations are as follows:


                                                                           Three Months Ended          Nine Months Ended
                                                                               January 31,                January 31,
                                                                         ---------------------       ------------------------
                                                                          1997           1996           1997          1996
                                                                          ----           ----           ----          ----
Included in Cost of Sales:
     Writeoff of medical device inventory                                $    -        $2,840,000      $   -         $2,840,000
                                                                         ===========   ==========      ===========   ==========
Included in the Provision for Doubtful
Accounts:

     Additional provisions reflecting changes
     in estimation of the allowance
     for doubtful accounts                                               $10,000,000   $8,400,000      $10,000,000   $8,400,000
                                                                         ===========   ==========      ===========   ==========
Unusual Charges:
     Costs associated with overpayments from
     New York State Medicaid (Note 2)                                    $     -       $    -          $ 1,400,000   $   -

     Costs and other expenses related to the
     closing or sale of three retail pharmacies,
     including a goodwill write-off
     approximately $2.4 million                                            2,812,720        -            2,812,720       -

     Costs associated with organizational
     consolidation and other cost
     reduction programs                                                        -        3,600,000          -          3,600,000

     Professional fees related to litigation
     and restatements of fiscal 1995 financial
     statements                                                                -        2,000,000          -          2,000,000
                                                                         -----------   ----------     -----------    ----------
                                                                         $ 2,812,720   $5,600,000     $ 4,212,720    $5,600,000
                                                                         ===========   ==========     ===========    ==========




                                                                   Three Months Ended          Nine Months Ended
                                                                       January 31,                January 31,
                                                                   ------------------          -----------------
                                                                   1997          1996          1997          1996
                                                                   ----          ----          ----          ----
          Settlement Costs (Note 2):
              Estimated for the
              settlement of -
                   Stockholder class action                        $  -          $ -          $7,200,000    $ -
                   Derivative action                                175,000        -             175,000      -
                                                                   --------      ---          ----------    ---
                                                                   $175,000      $ -          $7,375,000    $ -
                                                                   ========      ===          ==========    ===


NOTE 4:  STOCKHOLDERS' EQUITY

During the second quarter of fiscal 1997, the Company issued 1,942 shares (valued at $7,000), primarily for the purchase of a marketing product. During the third quarter of fiscal 1997, Transworld acquired 8,964,292 of newly issued, unregistered common shares (49% of the Company's outstanding common stock), effective January 13, 1997, at $1 per share, less related expenses of $883,291.


NOTE 5: OTHER MATTERS

The Company entered into Stock Purchase and Merger Agreements ("Agreements") with Transworld in November, 1996 for Transworld to eventually acquire all the outstanding common stock of the Company. Transworld or its majority stockholder, Hyperion Partners II, Ltd., have assumed the Company's senior debt (approximately $28.3 million), debt previously owed to Caremark, Inc. ($3 million) and certain supplier accounts payable (approximately $15.2 million), as well as acquiring 49% of the Company's common stock (Note 4), as of January 31, 1997.

     If the Company is unable to (a) consummate the Merger Agreement with Transworld; (b) continue satisfactory relations with its suppliers; (c) continue to obtain extensions to its current Forbearance Agreement and obtain other financing for ongoing operations and (d) settle its litigation in a satisfactory manner, it is probable the Company will seek protection under the Federal Bankruptcy laws. As a result, there continues to be substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Transworld HealthCare, Inc.
                                                  (Registrant)


Date:  June 10, 1997                      By: /s/ Wayne A. Palladino
                                             --------------------------
                                              Wayne A. Palladino
                                              Senior Vice President and
                                              Chief Financial Officer